EXHIBIT 11

                                            ROBERTSON-CECO CORPORATION
                                  COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                                  ----------------------------------------------
                                       (In thousands, except per share data)
                                                    (Unaudited)



                                                                Three Months Ended              Nine Months Ended
                                                                      September 30               September 30
                                                             ------------------------     -------------------------
                                                                1999         1998            1999           1998
                                                             -----------   ----------     ---------     ---------


BASIC:
Income:
   From Continuing Operations  ...........................   $    6,752       $  6,285     $ 15,954     $ 16,312
   From Discontinued Operations...........................        8,993            -          8,993          -
                                                             ----------    -----------   ----------    ---------
   Total  ................................................     $ 15,745       $  6,285     $ 24,947     $ 16,312
                                                               ========       ========     ========     ========

Shares:
   Average Number of Common
     Shares Outstanding...................................       16,063         16,060       16,063       16,060
                                                              =========       ========     ========    =========

Earnings Per Share:
   From Continuing Operations.............................  $       .42    $       .39  $       .99   $     1.02
   From Discontinued Operation............................          .56            -            .56          -
                                                           ------------   ------------ ------------ ------------
   Total  ................................................  $       .98    $       .39   $     1.55   $     1.02
                                                            ===========    ===========   ==========   ==========


















                                                                      EXHIBIT 11


                                             ROBERTSON-CECO CORPORATION
                                 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
                                 ------------------------------------------------
                                       (In thousands, except per share data)
                                                    (Unaudited)



                                                                Three Months Ended              Nine Months Ended
                                                                      September 30               September 30
                                                             ------------------------     -------------------------
                                                                1999         1998            1999           1998
                                                             -----------   ----------     ---------     --------


DILUTED:
Income:
   From Continuing Operations ............................   $    6,752    $    6,285     $   15,954    $   16,312
   From Discontinued Operations...........................        8,993          -             8,993         -
                                                              ---------    ----------     ----------    ----------
   Total  ................................................   $   15,745    $    6,285     $   24,947    $   16,312
                                                             ==========    ==========     ==========    ==========

Shares:
   Average number of common
       shares outstanding.................................       16,063        16,060         16,063        16,060
   Incremental shares to reflect dilutive
       effect of deferred compensation plan...............           24            37             23            37
                                                             ----------    ----------     ----------    ----------
   Total number of common shares
       assuming dilution .................................       16,087        16,097         16,086        16,097
                                                              =========    ==========    ===========    ==========

Earnings Per Share:
   From Continuing Operations.............................   $      .42    $      .39     $      .99    $     1.02
   From Discontinued Operations...........................          .56          -               .56         -
                                                             ----------    ----------     ----------    ----------
   Total  ................................................   $      .98    $      .39     $     1.55    $     1.02
                                                             ==========    ==========     ==========    ==========

